Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-224133, on Form S-8 of Community Savings Bancorp, Inc., relating to our audit of the consolidated financial statements included in the Annual Report, on Form 10-K of Community Savings Bancorp, Inc., for the year ended June 30, 2019.

/s/ S.R Snodgrass, P.C.

Cranberry Township, Pennsylvania

September 27, 2019

S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345